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                                                                    EXHIBIT (21)

                        RUSSELL CORPORATION SUBSIDIARIES

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
                                                           JURISDICTION
           NAME                                          OF INCORPORATION
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
Domestic:

Alexander City Flying Service, Inc.                           Alabama
Cross Creek Apparel, LLC                                  North Carolina
Cross Creek Holdings, Inc.                                   Delaware
DeSoto Mills, Inc.                                            Alabama
Jerzees Apparel, LLC                                          Georgia
Mossy Oak Apparel Company                                    Delaware
RINTEL Properties, Inc.                                      Delaware
Russell Apparel, LLC                                          Alabama
Russell Asset Management, Inc.                               Delaware
Russell Corporation (Delaware)                               Delaware
Russell Financial Services, Inc.                             Delaware
Russell Servicing Company, Inc.                               Alabama
Russell Yarn, LLC                                             Alabama
SGG Lisco LLC                                                Delaware
SGG Patents LLC                                              Delaware

Foreign:

Athletic de Camargo, S.A. de C.V.                             Mexico
Citygate Textiles Limited                                 United Kingdom
Cross Creek de Honduras, S.A. de C.V.                        Honduras
Eagle R Holdings Limited                                  United Kingdom
Jerzees Buena Vista, S.A.                                    Honduras
Jerzees Campeche, S.A. de C.V.                                Mexico
Jerzees Choloma, S.A.                                        Honduras
Jerzees de Honduras, S.A. de C.V.                            Honduras
Jerzees de Jimenez, S.A. de C.V.                              Mexico
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                                                                    EXHIBIT (21)

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
                                                           JURISDICTION
           NAME                                          OF INCORPORATION
-------------------------------------------              ----------------
Jerzees Yucatan, S.A. de C.V.                                 Mexico
Ruservicios, S.A                                             Honduras
Russell Athletic Holdings (Ireland) Limited                   Ireland
Russell Colombia Ltda.                                       Colombia
Russell Co-Op LLC                                              Guam
Russell Corp. Australia Pty. Ltd.                            Australia
Russell Corp. Bangladesh Limited                            Bangladesh
Russell Corp. Far East Limited                               Hong Kong
Russell CZ s.r.o.                                         Czech Republic
Russell del Caribe, Inc.                                    Puerto Rico
Russell do Brasil, Ltda.                                      Brazil
Russell Europe Limited                                    United Kingdom
Russell Foreign Sales Ltd.                                   Barbados
Russell France SARL                                           France
Russell Germany GmbH                                          Germany
Russell Holdings Europe B.V.                                Netherlands
Russell Italy S.r.L.                                           Italy
Russell Japan KK                                               Japan
Russell Mexico, S.A. de C.V.                                  Mexico
Russell Spain, S.L.                                            Spain
Servicios Russell, S.A. de C.V.                               Mexico
Spalding Canada Corp.                                         Canada
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